UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2006

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

000-26357

(Commission File Number)

Delaware	13-3904355
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

625 Second Street

San Francisco, CA 94107

(Address of principal executive offices, with zip code)

(415) 348-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On November 13, 2006, Mr. Gary A. Wetsel notified LookSmart, Ltd. of his decision to resign from the Company’s Board of Directors, effective November 15, 2006. Effective upon the resignation, Mr. Edward F. West was appointed to replace Mr. Wetsel as Chairman of the Audit Committee of the Company’s Board of Directors. The Board also reconstituted its Audit Committee and Compensation Committee as follows:

Audit Committee: Directors Edward F. West (Chair), Anthony Castagna and Timothy J. Wright.

Compensation Committee: Directors Mark Sanders (Chair), Teresa Dial and Timothy J. Wright.

The Nominating and Governance Committee was not changed, with directors Castagna, Dial, Sanders and West continuing to serve.

Item 7.01.	Regulation FD Disclosure.

See Item 5.02 above, incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOKSMART, LTD.
(Registrant)

Date: November 16, 2006	By:	/s/ John Simonelli
John Simonelli
Chief Financial Officer